EXHIBIT 99.3

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In   connection   with   the Quarterly Report of Monmouth Capital
        Corporation  (the  "Company")on Form 10-Q  for the  period ending
        June 30, 2002     as  filed   with  the  Securities  and Exchange
        Commission on the date  hereof (the "Report"), I, Eugene W. Landy,
        Chief Executive Officer   of the Company, certify, pursuant to 18
        U.S.C. S 1350, as adopted pursuant to S 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2)  The  information  contained in the Report fairly presents,
                 in all material  respects,  the financial condition    and
                 result of operations of the Company.



	/s/  Eugene W. Landy


	Eugene W. Landy
	Chief Executive Officer
	November 4, 2002